                                                                     Exhibit 4.9

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), BUT RATHER HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREFROM. THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER MAY NOT BE TRANSFERRED OR ASSIGNED EXCEPT AS EXPRESSLY PERMITTED HEREIN, AND THEN ONLY IN ACCORDANCE WITH A VALID REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

             WARRANT TO PURCHASE SHARES OF SERIES A PREFERRED STOCK

     Deltagen, Inc., a Delaware corporation (the "Company"), hereby certifies that for and in consideration of entering into a Lease Termination Agreement, dated March 27, 2003, pursuant to which the Company has terminated its lease on certain real property, AMB PROPERTY, L.P., a Delaware limited partnership (the "Partnership"), or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time __________________________ (__________) fully paid and nonassessable shares of
Series A Preferred Stock of the Company, as constituted on [Date of Issuance of Warrant], at a purchase price of $_____ per share. The number of shares and the per share purchase price are subject to adjustment as set forth in Article IV.

                                    ARTICLE I
                                   DEFINITIONS

     1. Definitions. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     1.1 "Company" includes any corporation that shall succeed to or assume the obligations of the Company hereunder.

     1.2 "Common Stock" shall mean the Common Stock, $____ par value per share, of the Company.

     1.3 "Warrant Shares" shall mean the shares of Series A Preferred Stock issued or issuable upon exercise of this Warrant, and any other securities or property of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive upon the exercise hereof, in lieu of or in addition to the Series A Preferred Stock, or which at any time shall be issuable in exchange for or in replacement of the Series A Preferred Stock.

                                   ARTICLE II
                              TERMS AND CONDITIONS

     2.1 Exercise. This Warrant shall be exercisable during a period commencing upon the date hereof and shall expire on March 27, 2013.

         This Warrant may be exercised in full or in part by the holder hereof by surrender of this Warrant, with the form of election to purchase attached hereto duly executed by the holder, to the Company at its principal office, accompanied by payment, in cash or by check payable to the order of the Company, of the purchase price of the Warrant Shares to be purchased hereunder, the cancellation of indebtedness of the Company to the holder in an amount equal to such purchase price, or any combination thereof. For any partial exercise of this Warrant, the holder shall designate in the election to purchase the number of Warrant Shares that it wishes to purchase. On any such partial exercise, the Company at its expense shall promptly issue and deliver to the holder hereof a new warrant of like tenor, in the name of the holder hereof, which shall be exercisable for such number of Warrant Shares represented by this Warrant which have not been purchased upon such exercise.

         Notwithstanding anything to the contrary herein, this Warrant may not be exercised by the Partnership to the extent that, as a result of such exercise, it would result in a violation of the REIT Test (as defined in Section 4.5).

         2.2 Delivery of Certificates. The Company at its expense (including payment by it of any applicable taxes and other governmental charges incurred in connection with the issuance and delivery of the Warrant Shares) shall cause to be issued in the name of and delivered to the holder hereof, or as the holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable Warrant Shares to which the holder shall be entitled upon such exercise, together with cash in lieu of any fractional share, equal to such fraction of the current market value of one full share as determined in good faith by the Board of Directors of the Company. Certificates evidencing the Warrant Shares shall be delivered to the purchaser within a reasonable time (not exceeding 10 days) after this Warrant shall have been exercised as provided herein. Upon original issuance of the Warrant Shares, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), the Warrant Shares shall bear any legend required by the Securities Act.

         2.3 Transferability. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof upon surrender of this Warrant with a properly executed assignment (substantially in the form annexed hereto) at the principal office of the Company. Upon any partial transfer, the Company will at its expense issue and deliver to the holder hereof a new Warrant of like tenor, in the name of the holder hereof, which shall be exercisable for such number of Warrant Shares which were not so transferred.

     2.4 Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the 10th anniversary of the date of issuance of this Warrant (the "Expiration Date").

     2.5 Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form to the Company, or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                                   ARTICLE III
                     COMPANY REPRESENTATIONS AND WARRANTIES

     3.  The Company represents and warrants to the Partnership as follows:

     3.1 Due Organization and Authorization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into this Warrant and to consummate the transactions contemplated hereby. The execution and delivery of this Warrant have been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3.2 Reservation of Shares. The Company has taken all necessary corporate and other action to authorize and reserve for issuance, upon exercise of this Warrant, a number of shares of Series A Preferred Stock and Common Stock sufficient to permit this Warrant to be exercised in full and the Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of Series A Preferred Stock and Common Stock or other securities which may become issuable upon exercise of this Warrant pursuant to the provisions of Article IV hereof. The shares of Series A Preferred Stock to be issued upon exercise of this Warrant, including all additional shares of Series A Preferred Stock or other securities that may become issuable pursuant to Article IV, will be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any shareholder of the Company.

     3.3 Non-Contravention. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local governmental authority or agency or other person.

                                   ARTICLE IV
                ADJUSTMENT TO PURCHASE PRICE AND NUMBER OF SHARES

     4.1 Adjustments for Stock Splits, Stock Dividends, Recapitalizations, Etc. The purchase price of this Warrant and the number of Warrant Shares issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Series A Preferred Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant). For example, if there should be a 2-for-1 stock split, the purchase price would be divided by two and the number of shares would be doubled.

     4.2 Adjustments for Other Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Series A Preferred Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) payable in (i) securities of the Company (other than shares of Series A Preferred Stock or any shares of stock or other securities at the time issuable upon the exercise of this Warrant) or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each case, the holder of this Warrant upon exercise hereof at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares issuable upon such exercise, the securities or such other assets of the Company to which such holder would have been entitled on such date as if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

     4.3 Adjustment for Reorganization, Consolidation, Merger, Etc. In the event of any consolidation or merger of the Company with or into any other corporation, entity or person, or other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger, or reorganization, or any transaction in which more than 50% of the Company's voting power is transferred, or any sale of all or substantially all of the assets of the Company (any such transaction hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, upon exercise hereof at any time after the consummation or effective date of such Reorganization, shall receive in lieu of the Warrant Shares issuable upon such exercise prior to such effective date, the maximum amount of stock, other securities and/or property (including cash) to which such holder would have been entitled on such effective date in accordance with the documents governing such Reorganization and the Company's Restated Articles of Incorporation (if any) as if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

     The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant or other acknowledgment executed and delivered to the holder, the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and all other obligations and liabilities under this Warrant.

     4.4 Certificate as to Adjustment. In the event of any adjustment or readjustment in the price or kind of securities issuable upon exercise of this Warrant, the Company shall promptly (and in no event later than 20 days after such adjustment or readjustment) give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing (in detail reasonably acceptable to the holder of this Warrant) the facts upon which such adjustment or readjustment is based.

     4.5 Limitation to Preserve REIT Status. Notwithstanding anything to the contrary contained herein, in no event shall the holder of this Warrant be issued or own capital stock of the Company, or warrants which would entitle it to acquire, or otherwise be entitled to receive (including as a result of the exercise of this Warrant), shares of capital stock of the Company or other assets (including partnership interests and shares of capital stock of other companies), to the extent that the holder would acquire or own actually or Constructively in excess of (i) 9.9% of the total number of then outstanding shares of capital stock of the Company, (ii) 9.9% of the then outstanding securities of the Company entitled to vote for the election of directors of the Company, (iii) 9.9% of the total value of all then outstanding shares of capital stock of the Company, or (iv) a number or value of shares of capital stock of the Company, or any other assets, the ownership of which could jeopardize the status of AMB Property Corporation, the general partner of the Partnership (the "General Partner"), as a Real Estate Investment Trust or the qualification as "rents from real property" as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code"), of amounts received by any partnership or limited liability company in which the General Partner directly or indirectly owns an interest, whichever of the four foregoing tests is the most restrictive (collectively, the "REIT Test"). For purposes of applying the REIT Test, (i) the holder shall be treated as simultaneously acquiring all capital stock of the Company or other assets distributed by the Company as a result of any previous exercise or exercises by any holder of this Warrant; (ii) any capital stock of the Company or other assets then actually or Constructively owned by the holder which were not issued by the Company as a result of an exercise of this Warrant shall be taken into account; (iii) to the extent the exercising holder is not the Partnership, the limit described above shall be applied as if it were the Partnership (if such application would be more restrictive); and (iv) "Constructively" shall mean constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The parties hereto understand that the foregoing definition, among other things, generally requires the parties to give effect to the issuance of the Warrant Shares but not to give effect to any other capital stock of the Company issuable to third parties upon the exercise of securities convertible into capital stock of the Company (including options, warrants or other convertible securities)).

     In the event that any adjustment under this Article IV would result in a violation by the General Partner of the REIT Test, any such shares or other securities which the Partnership would be entitled to acquire, or otherwise be entitled to receive, shall only be issued extent that such shares or other securities would not cause the General Partner to violate the REIT Test.

     4.6 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefore upon such exercise, (ii) will at all times reserve and keep available a number of its authorized shares of Series A Preferred Stock and Common Stock, and/or other applicable securities, free from all pre-emptive rights therein, which will be sufficient to permit the exercise in full of this Warrant, and
(iii) shall take all such actions as may be necessary or appropriate in order that all the Warrant Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     4.7 Notices of Record Date, Etc. In the event of

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of the Company with or into, any other person,

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     (d) any proposed issuance or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or

     (e) any other action that would require an adjustment to the number of shares of Series A Preferred Stock subject to this Warrant, the purchase price thereof or the kind or character of the securities subject to this Warrant, then, and in each such event, the Company shall mail to the holder hereof a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of records of Series A Preferred Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issuance or grant and the persons or class of persons to whom such proposed issuance or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice.

                                    ARTICLE V
                                    COVENANTS

     5.1 Investment Intent. Unless a current registration statement under the Securities Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the holder, by accepting this Warrant, covenants and agrees that, at the time of the exercise hereof, and at the time of any proposed transfer of securities acquired by the holder upon exercise hereof, are for the own account of the holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof and with no present intention (at any such time) of offering and distributing such securities or any portion thereof. By accepting this Warrant, the holder represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended.

     5.2 Registration Rights.

     (a) Same Rights as in Financing. Upon the issuance of the Warrant, the Partnership shall be granted the same registration rights as the investor purchasers of the Company's Series A Preferred Stock in the Financing and shall be considered and treated as if the Partnership were an original investor purchaser in the Financing. The term "Financing" shall mean the sale by the Company of not less than Ten Million Dollars ($10,000,000.00) of its equity securities, which securities the Company currently expects to be Series A Preferred Stock with a purchase price per share equal to 75% of the 5-trading day trailing average closing price of the Company's Common Stock ending on the third day prior to the closing date of the Financing.

     (b)  REIT Provisions. Notwithstanding the foregoing provisions of this
          Section 5.3 or any other provision of this Warrant, there shall be no limitation on a holder's sale or other disposition of this Warrant, any Registrable Securities or other securities issued or to be issued pursuant to this Warrant if the holder intends to qualify as a real estate investment trust for federal income tax purposes and believes (as determined in the holder's sole discretion) that continued ownership of such securities could have an adverse impact on its ability to qualify as a real estate investment trust.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally, transmitted by telex or telecopier, or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service, addressed as follows:

                  If to the Company:         Deltagen, Inc.
                                             700 Bay Road
                                             Redwood City, California 94063

                  If to the Partnership:     AMB Property, L.P.
                                             505 Montgomery Street, Suite 500
                                             San Francisco, California 94111
                                             Phone: (415) 394-9000
                                             Fax: (415) 394-9001
                                             Attn: General Counsel

or to such other address as may be specified in a notice given pursuant to this Section. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; when receipt acknowledged, and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the address to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

     6.2 Successors and Assigns. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

     6.3 No Rights or Liabilities as a Shareholder. Nothing contained herein shall be construed as conferring upon the holder any rights as a shareholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     6.4 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the internal laws of said State.

     6.5 Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

     6.6 Amendments and Waivers. No provision of this Warrant may be amended or waived except by an instrument in writing signed by the Company. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

     6.7 Construction, Interpretation. This Warrant shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. This Warrant shall be construed reasonably to carry out its intent without presumption against or in favor of any party. The captions on Sections are provided for purposes of convenience and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof. All pronouns and singular or plural references as used herein shall be deemed to have interchangeably (where the sense of the sentence requires) a masculine, feminine or neuter, and/or singular or plural meaning, as the case may be.

     6.8 Damages. The Company recognizes and agrees that the holder hereof will not have an adequate remedy if the Company fails to comply with the terms of this Warrant and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of this Warrant or any other persons entitled to the benefits of this Warrant requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of the terms hereof.

     6.9 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Warrant, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     6.10 Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Dated:  _______________                     DELTAGEN, INC.



                                            By:__________________________
                                               Name:
                                               Title:

Attest:



By:___________________________
   Name:
   Title:

                          FORM OF ELECTION TO PURCHASE
                    (To Be Executed Upon Exercise Of Warrant)

The undersigned holder hereby represents that it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Series A Preferred Stock, $___ par value, of Deltagen, Inc. and herewith tenders payment for such shares to the order of Deltagen, Inc. the amount of $_______________ in accordance with the terms hereof (unless the holder is exercising Warrant pursuant to the net exercise provisions of Section 5 of the Warrant Agreement). The undersigned requests that a certificate for such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                    Certificate to be registered as follows:

Name:               ________________________________________________

Address:            ________________________________________________

                    ________________________________________________

                    ________________________________________________

           Social Security or
           Taxpayer Identification No.:_____________________________

                    Certificate to be delivered as follows:

Name:               ________________________________________________

Address:            ________________________________________________

                    ________________________________________________

                    ________________________________________________




Date:______________________              Signature: ___________________________

                                 ASSIGNMENT FORM

To assign this Warrant after the commencement of the Exercise Period (as defined in the Warrant Agreement), fill in the form below:

         (I) or (we) assign and transfer this Warrant to:

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
              (Print or type assignee's name, address and zip code)


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


and irrevocably appoint ________________________________________________________

________________________________________________________________________________

agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.


Date: _____________                       Your Signature: ______________________
                                            (Sign exactly as your name appears
                                             on the other side of this Warrant)




Signature Guarantee:

                                       1